Exhibit 99.1

Global Partners Provides Preliminary Second Quarter 2011 Financial Results

  Implements Cost-Reduction Initiatives Projected to Generate $10 Million to $12 Million in Annualized Savings
  Faces Continued Margin Pressure
  21-Member Bank Group Unanimously Approves Amendment to Revolving Credit Facility
  Declares Quarterly Cash Distribution of $0.50
  Schedules Second-Quarter 2011 Financial Results Conference Call for August 4

WALTHAM, Mass.--(BUSINESS WIRE)--July 21, 2011--Global Partners LP (NYSE: GLP) today announced preliminary unaudited results for net income and EBITDA (earnings before interest, taxes, depreciation and amortization) for its second quarter ended June 30, 2011.

Based on preliminary financial data and subject to the completion of the closing of its financial records for the second quarter of 2011, Global Partners expects to report a net loss in the second quarter of no more than $2 million, compared with net income of $3.2 million, or $0.18 per diluted limited partner unit, for the second quarter of 2010. The Partnership also expects to report second-quarter EBITDA in the range of $14.0 million to $16.0 million, compared with EBITDA of $12.1 million for the second quarter of 2010.

EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure, which is explained in greater detail below under “Use of Non-GAAP Financial Measure.” Also please refer to “Use of Non-GAAP Financial Measure” for reconciliations of EBITDA to its most directly comparable GAAP financial measures for the quarter ended June 30, 2010.

“We continue to face margin pressure due to less favorable market conditions, including a challenging forward gasoline pricing curve,” said Eric Slifka, President and Chief Executive Officer of Global Partners. “To better withstand changing market conditions, we are realigning our cost structure. We have implemented a number of cost-savings initiatives, including the reduction of approximately 10% of our workforce as well as the reduction of certain selling, general and administrative expenses and operating expenses. We expect these initiatives to result in annualized savings in the range of $10 million to $12 million in 2012, and anticipate completing the workforce reduction during the third quarter of 2011. Despite challenging wholesale market conditions, we remain pleased with the performance of our Mobil and Warex acquisitions.”

The Partnership will provide further details about its second-quarter financial performance and its cost-savings initiatives during its regularly scheduled quarterly conference call on August 4, 2011.

Amendment to Bank Revolving Credit Agreement

The Partnership also today announced an amendment to its bank revolving credit agreement. As detailed in an 8-K being filed today with the Securities and Exchange Commission, this amendment modifies certain financial covenants and leaves interest borrowing spreads unchanged. Global Partners’ 21-member bank group unanimously approved the amendment to the $1.25 billion credit facility, which is committed through May 14, 2014.

Quarterly Cash Distribution for the Second Quarter of 2011

The Board of Directors of the Partnership’s general partner, Global GP LLC, has declared a quarterly cash distribution of $0.50 per unit ($2.00 per unit on an annualized basis) on all of its outstanding common units for the period from April 1 through June 30, 2011. The distribution will be paid August 12, 2011 to unitholders of record as of the close of business August 3, 2011.

Second-Quarter 2011 Conference Call

Global Partners plans to release its second-quarter 2011 financial results before the market opens on Thursday, August 4, and host a teleconference call for analysts and investors that day at 10:00 a.m. (ET). To participate in the call, dial (877) 709-8155 (U.S. and Canada) or (201) 689-8881 (International). The call also will be webcast live and archived on the Global Partners website, www.globalp.com.

Use of Non-GAAP Financial Measure

EBITDA

EBITDA is a non-GAAP financial measure used as a supplemental financial measure by management and external users of Global Partners' consolidated financial statements, such as investors, commercial banks and research analysts, to assess the Partnership's:

  compliance with certain financial covenants included in its debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  ability to generate cash sufficient to pay interest on its indebtedness and to make distributions to its partners;
  operating performance and return on invested capital as compared to those of other companies in the wholesale, marketing and distribution of refined petroleum products, without regard to financing methods and capital structure; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income, and this measure may vary among other companies. Therefore, EBITDA may not be comparable to similarly titled measures of other companies.

The following table presents reconciliations of EBITDA to the most directly comparable GAAP financial measures for the quarter ended June 30, 2010 (in thousands):

Reconciliation of net income to EBITDA:
Net income	$3,159
Depreciation and amortization and amortization of deferred financing fees	4,525
Interest expense	4,374
Income tax expense	—
EBITDA	$12,058

Reconciliation of net cash provided by operating activities to EBITDA:
Net cash provided by operating activities	$5,070
Net changes in operating assets and liabilities and certain non-cash items	2,614
Interest expense	4,374
Income tax expense	—
EBITDA	$12,058

The calculation of EBITDA for the quarter ended June 30, 2011 includes add-backs to net income for interest expense and depreciation and amortization totaling approximately $16.0 million.

About Global Partners LP

Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. The Partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the New England states and New York. In addition, the Partnership owns and supplies fuel to Mobil branded retail gas stations in New England, and also supplies Mobil branded fuel to independently-owned stations. Global Partners LP, a FORTUNE 500® company, trades on the New York Stock Exchange under the ticker symbol “GLP.” For additional information, please visit www.globalp.com.

Forward-looking Statements

Some of the information contained in this news release may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts and include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “may,” “believe,” “should,” “could,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “continue,” “will likely result,” or other similar expressions. In addition, any statement made by Global Partners LP’s management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible actions by Global Partners LP or its subsidiaries are also forward-looking statements. Forward-looking statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause future results to be materially different from the results stated or implied in this news release. For additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings the Partnership makes with the Securities and Exchange Commission. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this news release, and Global Partners LP expressly disclaims any obligation or undertaking to update these statements to reflect any change in its expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

CONTACT:
Global Partners LP
Thomas J. Hollister, 781-894-8800
Chief Operating Officer and
Chief Financial Officer
or
Edward Faneuil, 781-894-8800
Executive Vice President,
General Counsel and Secretary